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Exhibit (n)(3)

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Crescent Capital Finance Group, Inc.:

We consent to the use of our report dated February 27, 2012, with respect to the financial statements of Crescent Capital Finance Group, Inc. as of December 31, 2011 and for the period from February 22, 2011 (date of inception) to December 31, 2011, included herein and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the registration statement.

(signed) KPMG LLP

Los Angeles, CA
February 28, 2012

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  Exhibit (n)(3)
Consent of Independent Registered Public Accounting Firm